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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): SEPTEMBER 1, 2004


                                TC PIPELINES, LP
             (Exact name of registrant as specified in its charter)


           DELAWARE                      000-26091               52-2135448
(State or other jurisdiction of         (Commission            (IRS Employer
         incorporation)                  File Number)        Identification No.)


         110 TURNPIKE ROAD, SUITE 203
          WESTBOROUGH, MASSACHUSETTS                                01581
  (Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (508) 871-7046


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01     OTHER EVENTS.

TC PipeLines, LP owns a 30% general partner interest in Northern Border Pipeline Company ("Northern Border Pipeline"). The remaining 70% is owned by Northern Border Partners, L.P. ("Northern Border Partners"), a publicly traded limited partnership controlled by affiliates of Enron Corp. ("Enron"). Two of Northern Border Partners' general partners, Northern Plains Natural Gas Company and Pan Border Gas Company, are owned by CrossCountry Energy, LLC, a wholly-owned subsidiary of Enron.

In June 2004, Enron Corp. ("Enron") announced that it had reached an agreement with CCE Holdings, LLC ("CCE Holdings"), a joint venture of Southern Union Company and GE Commercial Finance Energy Financial Services, for the sale of CrossCountry Energy, LLC ("CrossCountry"). The bid of CCE Holdings was the "stalking horse" for an auction of CrossCountry scheduled to be held on September 1, 2004.

On September 1, 2004, Enron announced that it reached an agreement with CCE Holdings for the sale of CrossCountry for $2.45 billion in cash, including the assumption of debt. According to Enron, CCE Holdings has obtained all material state regulatory approvals and federal antitrust clearance.

In its September 1, 2004 press release, Enron notes that the sale remains subject to approval of the Bankruptcy Court for the Southern District of New York and that a hearing before the Bankruptcy Court is scheduled for September 9, 2004. Subject to this approval and certain other conditions precedent, Enron expects the sale to close by mid-December.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TC PipeLines, LP
                                        By: TC PipeLines GP, Inc.,
                                        its general partner


Date: September 2, 2004                 By: /s/ Ronald J. Turner
                                           -------------------------------
                                           Ronald J. Turner
                                           President and Chief Executive Officer